Exhibit 24

POWER OF ATTORNEY

The undersigned hereby appoints and authorizes each of:

●	Chief Executive Officer of Global Health Solutions Inc. (dba Turn Therapeutics) (hereinafter referred to as the “Company”) who is currently Bradley E. Burnam or their successor; and

●	Interim Chief Financial Officer, Vice President of Finance and Chief Accounting Officer, who is currently Zuraiz Chaudhary or their successor as the undersigned’s true and lawful attorney-in-fact, each with full power of substitution and full power to act alone, to:

1.	prepare and sign in the name of and on behalf of the undersigned any and all forms and reports required to be filed pursuant to the Exchange Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, but without limitation, Forms 3, 4 and 5, Schedule 13D/G, other necessary filings under Section 16(a) of the securities Exchange Act of 1934 and the rules and regulations thereunder and Form ID if needed and Uniform Application for Access Codes to File on EDGAR;

2.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms and filings, and timely file such forms with the United States Securities and Exchange Commission;

3.	seek or obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such release of information; and

4.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution (including appointing substitutes for themselves, for each other and for any successor to any attorney-in-fact hereunder) or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Limited Power of Attorney shall remain in effect until the undersigned is no longer required to file forms with respect to the securities of the Company, unless earlier revoked by the undersigned in a signed and dated writing delivered to the foregoing attorney-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as September 29, 2025.

Name:	Neil Ghodadra

Signature:	/s/ Neil Ghodadra